UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2011

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32976	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 2, 2011, Caliper Life Sciences, Inc. held its Annual Meeting of Shareholders at its offices in Hopkinton, Massachusetts. As of April 15, 2011, the record date for the meeting, the Company had 52,479,178 shares of common stock issued and outstanding and entitled to vote at the meeting. Of these shares, 49,318,792 were present in person or represented by proxy at the meeting, which constituted a quorum for the transaction of business at the meeting. At the meeting, the Company’s shareholders voted:

1.               To elect one director to hold office until the 2014 Annual Meeting of Stockholders.

	No. of Shares
				Broker
	For	Withheld	Abstain	Non-vote
Allan L. Comstock	43,223,908	654,552	0	5,440,332

2.               To ratify the selection by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors of Caliper for its fiscal year ending December 31, 2011.

No. of Shares
			Broker
For	Against	Abstain	Non-vote
48,930,378	349,678	38,736	0

3.               To approve the 2011 Employee Stock Purchase Plan.

No. of Shares
			Broker
For	Against	Abstain	Non-vote
42,983,779	382,384	512,297	5,440,332

4.               To vote in an advisory capacity on the compensation of Caliper’s named executive officers.

No. of Shares
			Broker
For	Against	Abstain	Non-vote
41,388,221	2,415,588	74,651	5,440,332

5.               To vote in an advisory capacity on the frequency of holding advisory votes on the compensation of Caliper’s named executive officers.

No. of Shares
				Broker
1 Year	2 Years	3 Years	Abstain	Non-vote
15,101,507	25,913,799	2,633,655	229,499	5,440,332

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

June 3, 2011	By:	/s/ Peter F. McAree

Peter F. McAree
Senior Vice President and CFO

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